UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2015 (March 25, 2015)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

53 West 23rd Street
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Items 5.02 (b) and (e)

On March 31, 2015, Tremor Video, Inc. (the “Company”) announced that Todd Sloan will step down as Chief Financial Officer and Treasurer on May 31, 2015.

On March 25, 2015, the Company entered into a transition agreement with Mr. Sloan (the “Transition Agreement”) to govern the terms of his transition.  The Transition Agreement provides that Mr. Sloan will continue to serve as the Company’s Chief Financial Officer and Treasurer through May 31, 2015.  From June 1, 2015 through July 1, 2015 (the “Transition Period”), Mr. Sloan will continue as an employee of the Company and then will transition to the role of a strategic advisor until August 15, 2015.  Mr. Sloan may terminate his employment during the Transition Period provided that such termination may not be earlier than June 15, 2015.  Mr. Sloan’s “Separation Date” for purposes of the Transition Agreement is the earlier of (i) July 1, 2015 or (ii) the date that Mr. Sloan terminates his employment during the Transition Period, if at all.

The Transition Agreement provides as follows:

•                  Through the Separation Date, Mr. Sloan will receive his current annual base salary;

•                  Mr.  Sloan will be entitled to a 50% portion of his fiscal 2015 annual incentive bonus, payable at the time of his separation from the Company;

•                  Mr. Sloan will be entitled to participate in Company employee benefit plans until the Separation Date;

•                  The Company will reimburse Mr. Sloan for his COBRA premium until the earlier of (i) 12 months from the Separation Date, and (ii) the date after January 1, 2016 when Mr. Sloan becomes eligible for coverage by another employer;

•                  Mr. Sloan will continue to vest in his equity awards throughout his employment.  Following the Separation Date, Mr. Sloan’s equity will be treated in accordance with their terms, except that 25% of the otherwise unvested restricted stock units granted to Mr. Sloan in February 2014 and February 2015 will vest on the Separation Date and Mr. Sloan shall be permitted up to five years to exercise certain of his outstanding options;

•                  Subject to Mr. Sloan’s compliance with the terms of the Transition Agreement, he will (i) continue to receive his base salary in accordance with the Company’s normal payroll practices for a period of 6 months from the Separation Date; and (ii) receive a one-time bonus equal to Mr. Sloan’s base salary for 6 months on or about the Separation Date.

Mr. Sloan will be bound by a confidentiality covenant, a 12-month non-compete obligation and a 12-month non-solicitation obligation following termination of his employment.

The foregoing description of the Transition Agreement is a summary and is qualified in its entirety by reference to the terms of the Transition Agreement, which the Company’s intends to file as an exhibit with the Company’s next 10-Q.  On March 31, 2015, the Company issued a press release in connection with the above matters.  A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Press release dated March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: March 31, 2015	By:	/S/ ADAM LICHSTEIN
Adam Lichstein
Senior Vice President, Chief Operating Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 31, 2015.